* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Exhibit 4.3

English translation for reference purpose only

Supplemental Agreement

Party A: Jiangsu Zhongneng Silicon Technology Development Co., Ltd.

Party B: JA Solar Holdings Co., Ltd.

Party C: JA Solar Technology YangZhou Co.,Ltd

Whereas, Party A and Party B entered into a Silicon Wafer Supply Agreement (Contract No.: SSC000120) as of April 7, 2008 (“Silicon Wafer Supply Agreement”), and Party A and Party C entered into a Polysilicon Supply Agreement (Contract No.: SSC00230) as of August 17, 2008 (“Polysilicon Supply Agreement”, together with Silicon Wafer Supply Agreement, the “Original Agreements”).

Now, therefore, the parties, without prejudice to the effect of the Original Agreements, conducted negotiations based on equality and voluntary to amend provisions regarding, among other things, prices and delivery schedules stipulated in the Original Agreements as follows:

1.           The parties hereby agree that with respect to the silicon wafers supplied by Party A under Silicon Wafer Supply Agreement, the calculation method of translation into polysilicon shall be the following:

Output power for each monocrystalline silicon wafer (125) shall be ***W/piece; polysilicon materials consumed for each unit of watt shall be ***g/W, namely ***g for each piece. Upon translation, the total amount under contracts for 2010 until 2015 shall be *** kilogram of polysilicon materials. The details are set forth in Table A:

Year	Weight of Polysilicon (MT)
2010	***
2011	***
2012	***
2013	***
2014	***
2015	***
Total	***

The parties hereby agree that the ratio of purchase amount of silicon materials or silicon wafers after the second quarter of 2010 shall be determined through negotiation with Party A in ***. From 2011 to 2015, the ratio of purchase amount of silicon materials or silicon wafers of Party B and Party C shall be determined through negotiation with Party A in *** so that Party A may arrange for the master plan of manufacturing and supply reasonably. In principle, the ratio of amount of silicon materials to total amount of procurement of Party B and Party C shall be ***. In consideration of the capacity of Party B and Party C for the period of 2010 to 2015, without affecting the total amount of procurement set forth in Table A, the insufficient amount of procurement of Party B and Party C for current year shall be counted in the procurement after 2015. Party B and Party C covenant that the minimum procurement amount for each year from 2010 to 2015 shall be *** of the amount set forth in Table A. In the event that the total procurement amount set forth in Table A is not met prior to December 31, 2015, the term of the Original Agreements and this Supplemental Agreement shall be extended to 2020, and Party B and Party C covenant to fulfill the insufficient part of amount of procurement set for the in Table A within such term.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

2.           The parties hereby agree that the ratio of deduction of prepayment set forth in the Original Agreements shall be modified as deduction of *** per kilogram for the initial *** tons, and deduction of *** per kilogram for the remaining *** tons, until all prepayments are deducted. The amount of deduction for current month shall equal to the amount of kilogram of silicon materials or silicon wafers procured by Party B and Party C, which may be translated into silicon materials according to the calculation method set forth in Article 1 of this Supplemental Agreement, multiplied by the amount of prepayment to be deducted for each kilogram of polysilicon.

3.           Payment Terms

Party B and Party C shall make *** payment for current procurement *** days prior to its taking of delivery by issuing of bank acceptance note to be cashed within *** days; the remaining *** of the payment shall be paid by Party B and Party C within *** days upon its taking of delivery according to the VAT invoice issued by Party A by issuing of bank acceptance note to be cashed within *** days, and the prepayment for which shall be deducted pursuant to the calculation method set forth in Article 2 of this Supplemental Agreement.

The obligation of payment for Party B and Party C shall be definite, independent and without any additional condition. Neither Party B or Party C shall refuse to fulfill its obligation of payment if no circumstance under which changes may be made as agreed by the parties occurs or in the event that such circumstance occurs and the parties fail to agree on a modified price through negotiation.

4.           The parties hereby agree that in determining the price for polysilicon and silicon wafers, current market price shall be taken into consideration. The parties shall negotiate the price for next quarter prior to ***. The supply amount and price for the first quarter of 2010 shall be the following:

Period	Product	Type	Specification	Amount	Unit Price	Total Price
				(Kg)	(RMB/Kg)	(RMB)
***	Polysilicon	Unwashed	Barred, irregular	***	***	***
***	Polysilicon	Unwashed	Barred, irregular	***	***	***

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

***	Polysilicon	Unwashed	Barred, irregular	***	***	***
Total Price	***, namely *** in words. Deduction of Payment: ***, namely *** in words.
Remarks
1. The price for the products supplied includes the 17% VAT tax.

2. Both parties agree that, for February and March 2010, in the event that the range of fluctuation of market retail price does not exceed *** (including ***) of the unit price under this Supplemental Agreement, the parties shall enforce the price hereunder, otherwise the parties shall renegotiate the price for current month.

3. Zhongneng guarantees that the prices for January, February and March 2010 shall not be higher than the prices for current month under contracts with Suntech or Trina Solar, which shall be evidenced by VAT invoices issued by Party A to the abovementioned two companies, otherwise the price shall be adjusted.

4. Remarks 2 and 3 constitute the exclusive price mechanism for the first quarter of 2010. The parties will not negotiate the price in the event that the price for current month is in compliance with Remarks 2 and 3, and Party B and Party C shall fulfill its obligation of procurement strictly in accordance with the abovementioned price.

5.           Products specification and quality standards as agreed in Exhibit A to the Polysilicon Supply Agreement shall be modified as the following:

a.           As of June 30, 2010, the polysilicon products sold by Party A to Party B and Party C shall meet the 3rd grade standard provided in the National Standard of Polysilicon of the People’s Republic of China (draft for review), which are: base P resistivity ≥20Ω·cm, base B resistivity ≥100Ω·cm, minority-carrier life time≥30μs, Oxygen≤1.5×1017atoms/cm3, Carbon≤4.5×1016atoms/cm3, and TMI (total metal impurities, including Fe, Cr, Ni, Cu, and Zn) ≤0.2ppmw.

After June 30, 2010, the polysilicon products sold by Party A to Party B and Party C shall meet the 2nd grade standard provided in the National Standard of Polysilicon of the People’s Republic of China (draft for review), which are: base P resistivity ≥40Ω·cm, base B resistivity ≥200Ω·cm, minority-carrier life time≥50μs, Oxygen≤1.0×1017atoms/cm3, Carbon≤4.0×1016atoms/cm3, and TMI (total metal impurities, including Fe, Cr, Ni, Cu, and Zn) ≤0.1ppmw.

b.           Packaging standards: Corresponding size for 80% of lump materials shall not exceed 15cm, and shall not be less than 0.5cm; products shall be packed in plastic bags and then put into the paper boxes. The package shall be moisture resistant and anti-broken to avoid damage occurred during transportation and storage.

6.           Dispute Over Quality of Products

The parties hereby agree that the period of *** days upon delivery shall be the quality objection period for products sold by Party A. During the quality objection period, if Party B/Party C objects to the quality of products sold by Party A in writing pursuant to results of its inspection, Party A, together with the objecting party, shall deliver the sealed sample deposited at Party A by both parties to a duly qualified quality inspection institution acknowledged by both parties and shall jointly appoint such institution to conduct inspection test. If the results of the test show that the quality of products is acceptable, expenses for such test shall be borne by the objecting party; if such results show that the quality of products is not acceptable, expenses for such test shall be borne by Party A, and Party A shall be responsible to replace such defective products with acceptable products within *** days. Quality objection period and resolution method of objection to products quality for such products for replacement shall be in accordance with the above provisions in this Article. In the event that Party A fails to replace defected products with acceptable products within *** days, Party B shall return defected products of current batch, and Party A shall return the full payment for the corresponding batch of products to Party B/Party C within *** business days upon expiration of such replacement period.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

7.           The parties hereby emphasize that this Supplemental Agreement shall only modify the abovementioned provisions of the Original Agreements. Other provisions of the Original Agreements that are not modified by this Supplemental Agreement shall continue to be binding, and the parties shall exercise their rights, fulfill their obligations and assume their responsibilities for default under the Original Agreements.

8.           The parties hereby covenant that this Supplemental Agreement shall constitute the instrument setting for the modification to the Original Agreements. The parties shall perform the modified provisions strictly in accordance with this Supplemental Agreement. In the event that a party breaches its obligations, the other parties shall have the right to claim their rights and to hold the breaching party responsible in accordance with the Original Agreements and this Supplemental Agreement. If the parties perform their obligations pursuant to this Supplemental Agreement, neither party shall seek to hold a party responsible for its breach for acts occurred prior to the date hereof.

9.           This Supplemental Agreement shall be signed in nine copies, three of which shall be held by each party, and each copy shall have the same legal effect. This Supplemental Agreement shall come into effect upon it is signed by the authorized representative of the parties and affixed with seals hereon.

10.         Any matters that are not specified herein shall be stipulated by entering into a separate supplemental agreement.

[Signature Page Follows]

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Party A: Jiangsu Zhongneng Silicon Technology Development Co., Ltd. (Corporate Seal)

Signature of Authorized Representative:

Date:	, 2010

Party B: JA Solar Holdings Co., Ltd. (Corporate Seal)

Signature of Authorized Representative:

Date:	January 21	, 2010

Party C: JA Solar Technology YangZhou Co.,Ltd. (Corporate Seal)

Signature of Authorized Representative:

Date:	, 2010